Exhibit 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in each of the following Registration Statements of Caraustar Industries, Inc.:

1.	Registration Statement (Form S-8) No. 33-53726
2.	Registration Statement (Form S-8) No. 33-77682
3.	Registration Statement (Form S-8) No. 333-02948
4.	Registration Statement (Form S-8) No. 333-57965
5.	Registration Statement (Form S-8) No. 333-37168
6.	Registration Statement (Form S-3) No. 333-65555
7.	Registration Statement (Amendment No. 1 Form S-3) No. 333-66943
8.	Registration Statement (Form S-4) No. 333-31618
9.	Registration Statement (Form S-8) No. 333-106062
10.	Registration Statement (Form S-8) No. 333-106064
11.	Registration Statement (Form S-3) No. 333-122084

of our report dated February 6, 2004, with respect to the financial statements of Standard Gypsum LP, included in the Annual Report (Form 10-K) of Caraustar Industries, Inc. for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Austin, Texas

March 14, 2006